UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

COSMOS GROUP HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

37th Floor, Singapore Land Tower

50 Raffles Place

Singapore 048623

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

NOTICE OF CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT

OF MAJORITY STOCKHOLDERS WITHOUT SPECIAL MEETING OF THE STOCKHOLDERS

Dear Stockholders:

We are writing to advise you that, on August 16, 2024, the board of directors of Cosmos Group Holdings Inc., or Coinllectibles Inc., a Nevada corporation (“COSG,” “the Company,” “we” or “us”), and certain stockholders holding a majority of the voting rights of our common stock approved by written consent in lieu of a special meeting the taking of all steps necessary to effect the following actions (the “Corporate Actions”):

1.	Amend the Company’s Restated Articles of Incorporation, as amended and, as filed with the Nevada Secretary of State (the “Articles of Incorporation”) to effect a 1-for-20000 reverse stock split of our issued and outstanding Common Stock (the “Reverse Stock Split”); and

2.	Issue to all shareholders that directly as a result of the Reverse Stock Split would hold less than 100 shares of common stock of the Company (each, an “Affected Shareholder”) such number of additional shares of common stock so that each Affected Shareholder shall hold 100 shares of common stock of the Company after the Reverse Stock Split.

The accompanying information statement, which describes the Corporate Actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Corporate Actions under the Nevada Revised Statutes, our Articles of Incorporation and Bylaws. Accordingly, the Corporate Actions will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is August 16, 2024.  Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be implemented until at least twenty (20) calendar days after the mailing of this information statement to our stockholders.  This information statement will be mailed on or about September 10, 2024, to stockholders of record on August 16, 2024. As such, we expect that the Corporate Actions will be effective no earlier than September 20, 2024.

No action is required by you to effectuate this action. The accompanying information statement is furnished only to inform our stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS.  THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THIS MATTER.

By order of the Board of Directors,

By:	/s/ Man Chung Chan
Man Chung Chan
Chief Executive Officer, Chief Financial Officer, Secretary August 19, 2024

COINLLECTIBLES INC.

INFORMATION STATEMENT REGARDING

CORPORATE ACTIONS TAKEN BY WRITTEN CONSENT OF

OUR BOARD OF DIRECTORS AND HOLDERS OF

A MAJORITY OF OUR VOTING CAPITAL STOCK

IN LIEU OF SPECIAL MEETING

Cosmos Group Holdings, Inc., or Coinllectibles Inc. (“COSG,” “the Company,” “we” or “us”) is furnishing this information statement to you to provide a description of actions taken by our Board of Directors and the holders of a majority of our outstanding voting capital stock on August 16, 2024, in accordance with the relevant sections of Nevada Revised Statutes of the State of Nevada (the “NRS”).

This information statement is being mailed on or about September 10, 2024, to stockholders of record on August 16, 2024 (the “Record Date”). The information statement is being delivered only to inform you of the Corporate Actions described herein before such actions take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). No action is requested or required on your part.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE HOLDERS OF A MAJORITY OF OUR OUTSTANDING SHARES OF COMMON STOCK HAVE VOTED TO AUTHORIZE THE CORPORATE ACTIONS. THE NUMBER OF VOTES RECEIVED IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT AND NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE MATTERS.

GENERAL DESCRIPTION OF CORPORATE ACTIONS

On August 16, 2024, the board of directors of COSG, a Nevada corporation, and certain stockholders holding a majority of the voting rights of our common stock approved by written consent in lieu of a special meeting the taking of all steps necessary to effect the following actions (collectively, the “Corporate Actions”):

1.	Amend the Company’s Restated Articles of Incorporation, as amended and, as filed with the Nevada Secretary of State (the “Articles of Incorporation”) to effect a 1-for-20000 reverse stock split of our issued and outstanding Common Stock (the “Reverse Stock Split”); and

2.	Issue to all shareholders that directly as a result of the Reverse Stock Split would hold less than 100 shares of common stock of the Company (each, an “Affected Shareholder”) such number of additional shares of common stock so that each Affected Shareholder shall hold 100 shares of common stock of the Company after the Reverse Stock Split.

VOTING AND VOTE REQUIRED

Pursuant to COSG’s Bylaws and the NRS, a vote by the holders of at least a majority of COSG’s outstanding capital stock is required to effect the actions described herein.  Each common stockholder is entitled to one vote for each share of common stock held by such stockholder.  As of the Record Date, COSG had 4,585,973,082 shares of common stock issued and outstanding.  The voting power representing not less than 2,292,986,541 shares of common stock is required to pass any stockholder resolutions.  Pursuant to Section 78.320 of the NRS, the following stockholders holding an aggregate of 2,309,678,641 shares of common stock, or approximately 50.36% of the issued and outstanding shares of our common stock on the Record Date (the “Majority Stockholders”), delivered an executed written consent dated August 16, 2024, authorizing the Corporate Actions.

Name	Common Shares Beneficially Held	Percentage of Issued and Outstanding
LEE Ying Chiu Herbert	404,861,256	8.83%
Tan Mei San Dephone	77,124,557	1.68%
So Han Meng Julian	624,918,375	13.63%
So Hui Fang Megan	69,227,081	1.51%
Woo Peter Ping	51,756,274	1.13%
Tan Jin Thong	75,000,000	1.64%
Total Chase Limited	80,000,000	1.75%
Xtreme Metaverse Limited Partnership Fund	108,939,246	2.38%
Fonics Group Ltd.	80,000,000	1.74%
Linking Concept Ltd.	85,000,000	1.85%
Yuan Xiao Feng	196,296,296	4.28%
Ho Wan Leong	456,555,556	9.96%
TOTAL	2,309,678,6415	50.36%

NO APPRAISAL RIGHTS

Under the NRS, stockholders are not entitled to appraisal rights with respect to the Corporate Actions, and we will not provide our stockholders with such rights.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors or any of their respective affiliates has any interest in the Corporate Actions.

CORPORATE ACTIONS NO. 1

APPROVAL TO EFFECT A REVERSE STOCK SPLIT OF

ALL ISSUED AND OUTSTANDING SHARES OF COMMON STOCK

AT A RATIO OF ONE-FOR-ONE THOUSAND

On August 16, 2024, our Board and the Majority Stockholders adopted and approved a resolution to effect a one-for-twenty thousand (1:20000) reverse stock split of all issued and outstanding shares of common stock of COSG.  Upon the effectiveness of the Reverse Stock Split, each holder of common stock will receive one share of common stock for every twenty thousand shares of common stock held immediately prior to effecting the Reverse Stock Split.  The Reverse Stock Split will not change the number of authorized shares of common stock or the par value of COSG’s common stock.  Except for any changes arising from the treatment of fractional shares, each stockholder of COSG will hold the same percentage of common stock outstanding immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split.

The Reverse Stock Split is implemented in connection with the Company’s plans to attract additional financing and potential business opportunities.   We are at all times investigating additional sources of financing, business candidates and other opportunities which our Board believes will be in our best interests and in the best interests of our stockholders.  Except as set forth above, there are currently no definitive plans, proposals or arrangements to issue shares of COSG or which may result in a change in control of COSG.

Under Rule 14c-2, promulgated pursuant to the Securities Exchange Act of 1934, as amended, the Reverse Stock Split shall be effective twenty (20) days after this Information Statement is mailed to stockholders of COSG.  No further action on the part of stockholders is required to authorize or effect the Reverse Stock Split.

The Purpose of The Reverse Stock Split

Our Board authorized and approved the proposed amendment to our Articles of Incorporation to reduce the number of issued and outstanding shares of Common Stock so that the Company will have additional unissued shares to be utilized for general corporate purposes, including financing activities, without the requirement of further action by our stockholders. Potential uses of the additional available shares may include, but are not limited to, public or private offerings, conversions of convertible securities, issuance of securities pursuant to incentive plans, acquisition transactions and other general corporate purposes. Increasing the number of shares of our common stock available for issuance will give us greater flexibility and will allow us to issue such shares, in most cases, without the expense or delay of seeking stockholder approval. We are at all times investigating additional sources of financing, business candidates and other opportunities which our Board believes will be in our best interests and in the best interests of our stockholders. We may also conduct one or more private placements of our securities to secure additional working capital for the Company. Except as set forth above and in our other disclosures filed with the Securities and Exchange Commission, as of the date of this filing we do not have any definitive plans, proposals or arrangements to issue any of the newly available authorized shares of common stock for any purpose or which may result in a change in control of the Company.

Potential Effects of the Reverse Stock Split

Upon the implementation of the Reverse Stock Split, the number of shares of the outstanding common stock will be reduced while the number of shares of authorized common stock will remain unchanged.   We believe that the decrease in the number of shares of outstanding common stock as a consequence of the proposed Reverse Stock Split should increase the per share price of the common stock, which may encourage greater interest in the common stock and possibly promote greater liquidity for the Company’s stockholders.  However, the increase in the per share price of the common stock as a consequence of the proposed Reverse Stock Split, if any, may be proportionately less than the decrease in the number of shares outstanding, and any increased liquidity due to any increased per share price could be partially or entirely off-set by the reduced number of shares outstanding after the proposed Reverse Stock Split.  The effect the Reverse Stock Split upon the market price of the common stock, however, cannot be predicted, and the history of reverse stock splits for companies in similar circumstances includes cases where stock performance has and has not improved.  There can be no assurance that the trading price of the common stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of our common stock outstanding as a result of the Reverse Stock Split or remain at an increased level for any period.  The trading price of the common stock may change due to a variety of other factors, including our operating results, other factors related to our business and general market conditions.

The Reverse Stock Split will not have any immediate effect on the rights of existing stockholders. However, our Board will have the authority to issue shares of our Common Stock and Preferred Stock without requiring future stockholder approval of such issuances, except as may be required by applicable law or exchange regulations. To the extent that additional shares of Common Stock are issued in the future, such issuance will decrease the existing stockholders’ percentage equity ownership, dilute the earnings per share and book value per share of outstanding shares of Common Stock and, depending upon the price at which they are issued, could be dilutive to the existing stockholders.

Although the Reverse Stock Split is prompted by business and financial considerations, stockholders nevertheless should be aware that such Corporate Actions could facilitate future efforts by our management to deter or prevent a change in control of the Company. By way of example, our management could issue additional shares to dilute the stock ownership and the voting power of persons seeking to obtain control of the Company or shares could be issued to purchasers who would support the Board in opposing a takeover proposal. In addition, the increase in available shares may have the effect of delaying or discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful, including challenges that are favored by a majority of the stockholders or in which the stockholders might otherwise receive a premium for their shares over then-current market prices or benefit in some other manner. The Board and executive officers of the Company have no knowledge of any current effort to obtain control of the Company or to accumulate large amounts of Common Stock.

We may also conduct one or more private placements of our securities to secure additional working capital for the Company. Except as set forth above and in our other disclosures filed with the Securities and Exchange Commission, the Board has no current plans to use any of the additional shares of Common Stock that will become available when the increase in authorized capital occurs to deter or prevent a change of control of the Company.

The following table summarizes the approximate effect of the Reverse Stock Split on our authorized and outstanding shares of common stock and preferred stock.

	Prior to Reverse Stock Split	After Reverse Stock Split*
Common Stock, par value $0.0001
Authorized Shares	5,000,000,000	5,000,000,000
Outstanding Shares	4,585,973,082	229,299	*

*	Approximate

Effects on Ownership by Individual Stockholders

As a result of the Reverse Stock Split, the number of shares of our common stock held by each stockholder will be reduced by multiplying the number of shares held immediately before the Reverse Stock Split by the 1-for-20000 exchange ratio.  All stockholders holding a fractional share will have the fractional share rounded and adjusted to the nearest whole share.  The Reverse Stock Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning additional shares as a result of adjustments made to fractional interests.

Other Effects on outstanding Shares

The rights and preferences of the outstanding shares of the common stock will remain the same when the Reverse Stock Split occurs.  Each share of common stock issued pursuant to the Reverse Stock Split will be fully paid and non-assessable.

Reduction in Stated Capital

The Reverse Stock Split will not affect the par value of our common stock. As a result, on the effective date of the Reverse Stock Split, the stated capital on our balance sheet attributable to our common stock will be reduced in proportion to the size of the Reverse Stock Split, and the additional paid-in capital account will be credited with the amount by which the stated capital is reduced. The per share net income or loss and net book value of COSG’s common stock will be increased because there will be a lesser number shares of COSG’s common stock outstanding.  Our stockholders’ equity, in the aggregate, will remain unchanged.

Potential Dilution

The Reverse Stock Split will not change the number of authorized shares of our common stock as designated by our Certificate of Incorporation.  As a result, the number of shares remaining available for issuance under our authorized pool of common stock will increase.  Our Board of Directors may authorize, without further stockholder approval, the issuance of such shares of common stock or preferred stock to such persons, for such consideration, and upon such terms as the Board of Directors determines.  Such issuance could result in a significant dilution of the voting rights and the stockholders’ equity of the then existing stockholders.

Anti-Takeover Implications

Anti-Takeover Provisions of Nevada State Law

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. Our Articles of Incorporation provide that we will not be governed by the provisions of NRS 78.411 through 78.444, inclusive.

Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.379, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply. Our Articles of Incorporation provide that we will not be governed by the provisions of NRS 78.378 through 78.379, inclusive.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our Company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Certain Article and Bylaws Provisions

Our Articles of Incorporation and Bylaws provide that:

☐	A majority of the outstanding shares of the Corporation entitled to vote, represented in person or any proxy, shall constitute a quorum at a meeting of stockholders;

☐	Our stockholders may not call special meetings of our stockholders unless they not less than ten percent of the outstanding shares entitled to vote at a meeting of stockholders.

☐	Subject to certain limitations, our directors have the power to adopt, amend or repeal our bylaws without stockholders approval;

☐	Our stockholders may not cumulate votes in the election of directors; and

☐	We will indemnify directors and officers against losses that they may incur in investigations and legal proceedings resulting from their services to us, which may include services in connection with takeover defense measures and advance such expenses on their behalf prior to final adjudication of whether such directors and officers were entitled to indemnification.

These provisions of our Articles of Incorporation or Bylaws may have the effect of delaying, deferring or discouraging another person or entity from acquiring control of us.

Vote Required

Section 78.045 of the NRS provides that proposed amendment to the Articles of Incorporation must first be adopted by the Board and then approved by the Majority Stockholders. On August 12, 2024, our Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting the Reverse Stock Split. August 27, 2024, or the Record Date, was the date for determining the stockholders entitled to receive notice of and to vote on the Reverse Stock Split.

The Reverse Stock Split will not be effective until the date of effectiveness specified in the Certificate of Amendment to the Articles of Incorporation filed with the Nevada Secretary of State (which we expect to be August 16, 2024, or thereafter) (the “Effective Date”). No further action on the part of stockholders is required to authorize or effect the amendments to the Articles of Incorporation.

CORPORATE ACTION NO. 2

APPROVAL TO ISSUE ADDITIONAL SHARES OF COMMON STOCK TO PRESERVE ROUND LOTS

On August 16, 2024, our Board and the Majority Stockholders adopted and approved a resolution to issue to all stockholders that directly as a result of the Reverse Stock Split would hold less than 100 shares of common stock of the Company (each, an “Affected Stockholder”) such number of additional shares of common stock so that each Affected Stockholder shall hold 100 shares of common stock of the Company after the Reverse Stock Split.

Reasons For The Issuance of Additional Shares To Preserve Round Lots

The Company expects the Reverse Stock Split to result in approximately 100 stockholders holding less than 100 shares of common stock of the Company, which is less than one round lot of securities. The Company expects to issue approximately 10,000 shares of common stock, or less than 4.36% of the issued and outstanding shares of common stock after giving effect to the Reverse Stock Split, in the aggregate as a result of this Corporate Action.

A “round lot” is the standard unit of trading for stocks under SEC rules and establishes the minimum number of shares needed to set bid and offer prices in the market. While discussions regarding reducing the number of shares constituting a round lot is underway, almost all stocks still currently trade with a 100-share round lot. The Company believes that preserving the 100-share round lot holdings for the Affected Stockholders will facilitate the trading of its securities by the Affected Stockholders, which in turn may facilitate the liquidity of its securities in general. The Company further believes the preservation of the 100-share round lot may assist the Company in maintaining the number and diversity of its pre-Reverse Stock Split shareholder base.

Vote Required

On August 16, 2024, our Board and the Majority Stockholders authorized, adopted and approved by written consent in lieu of a special meeting this Corporate Action. August 27, 2024, or the Record Date, was the date for determining the stockholders entitled to receive notice of and to vote on this Corporate Action.

This Corporate Action will effective on the Effective Date. No further action on the part of stockholders is required to authorize or effect this Corporate Action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock, as of August 16, 2024, for: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our current executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table will have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer listed is: c/o Coinllectibles Inc., 37th Floor, Singapore Land Tower, 50 Raffles Place, Singapore 048623.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Common Equity (1)
CHAN Man Chung, 6/F, 16 Science Park East Avenue, Hong Kong (2)	14,380,288	0.31%
TAN Tee Soo, 37/F Singapore Land Tower, Singapore 048623 (2)	2,007,647	0.04%
All executive officers and directors as a Group (2 persons)	16,387,935	0.35%

(1)	Applicable percentage ownership is based on 4,585,973,082 shares of common stock outstanding as of August 16, 2024, together with securities exercisable or convertible into shares of common stock within 60 days of August 16, 2024. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that a person has the right to acquire beneficial ownership of upon the exercise or conversion of options, convertible stock, warrants or other securities that are currently exercisable or convertible or that will become exercisable or convertible within 60 days of August 16, 2024, are deemed to be beneficially owned by the person holding such securities for the purpose of computing the number of shares beneficially owned and percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(2)	On June 28, 2021, Messrs. Chan Man Chung and Tan Tee Soo were appointed to the Company’s Board of Directors and Chan Man Chung was appointed to serve as the CEO, CFO and Secretary of the Company.

FORWARD-LOOKING STATEMENTS

This Information Statement may contain certain “forward-looking” statements (as that term is defined in the Private Securities Litigation Reform Act of 1995 or by the U.S. Securities and Exchange Commission in its rules, regulations and releases) representing our expectations or beliefs regarding our company.  These forward- looking statements include, but are not limited to, statements regarding our business, anticipated financial or operational results and objectives.  For this purpose, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “estimate,” “might,” or “continue” or the negative or other variations thereof or comparable terminology are intended to identify forward-looking statements. These statements, by their nature, involve substantial risks and uncertainties, certain of which are beyond our control, and actual results may differ materially depending on a variety of important factors, including factors discussed in this and other filings of ours with the Securities and Exchange Commission.

GENERAL INFORMATION

COSG will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. COSG will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of COSG’s common stock.

COSG will deliver only one Information Statement to multiple security holders sharing an address unless COSG has received contrary instructions from one or more of the security holders. Upon written or oral request, COSG will promptly deliver a separate copy of this Information Statement and any future annual reports and information statements to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and any future annual reports and information statements to any security holder or holders sharing an address to which multiple copies are now delivered.  You should direct any such requests to the following address:  Coinllectibles Inc., 37th Floor, Singapore Land Tower, 50 Raffles Place, Singapore 048623.  The Secretary may also be reached by telephone at + 65 6829 7017.

ADDITIONAL AND AVAILABLE INFORMATION

COSG is subject to the informational filing requirements of the Exchange Act and, in accordance therewith, is required to file periodic reports, proxy statements and other information with the SEC relating to its business, financial condition and other matters. Such reports, proxy statements and other information can be inspected and copied at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Information regarding the public reference facilities may be obtained from the SEC by telephoning 1-800-SEC-0330.  Our filings are also available to the public on the SEC’s website (www.sec.gov).

Dated: March 16, 2024	By order of the Board of Directors

	By:	/s/ Man Chung CHAN
Man Chung CHAN
Chief Executive Officer, Chief Financial Officer and Secretary